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Exhibit 21

BELLSOUTH SUBSIDIARIES

As of December 31, 2002

Name of Entity	Jurisdiction	D/B/A
1155 Peachtree Associates	Georgia
AB Cellular Holding, LLC	Delaware
Abiatar S.A.	Uruguay	Movicom BellSouth
Abilene SMSA Limited Partnership	Delaware	Cingular Wireless
Acadiana Cellular General Partnership	Delaware
Acadiana Cellular Supply, LLC	Delaware
ACCC of Los Angeles, Inc.	California
Access to the Americas, S.A.	Peru
Aeroservicios Los Alpes, C.A.	Venezuela
Aktieselskabet af3.november 1971	Denmark
Amarillo SMSA Holdings, LLC	Delaware
Amarillo SMSA Limited Partnership	Delaware	Cingular Wireless
Amarillo SMSA Supply Limited Partnership	Delaware
Ameritech Mobile Communications, LLC	Delaware	Cingular Wireless—Manistee
Ameritech Wireless Communications, LLC	Delaware	Cingular Wireless
Anpartsselskabet af 16. november 2000	Denmark
Austin Cellular Holdings, LLC	Delaware
Austin Cellular Supply Limited Partnership	Delaware
B.A. Celular Inversora S.A.	Argentina
Bautzen Inc.	Colombia
BCP S.A.	Brazil
BCP S.I. S.A.	Brazil
BCP SP Ltd.	Brazil
Beach Holding Corporation	Delaware
Bell IP Holding L.L.C.	Delaware
BellSouth Accounts Receivable Management, Inc.	Delaware
BellSouth Advertising & Publishing Brazil (B.V.I.) Holdings Limited	British Virgin Islands
BellSouth Advertising & Publishing Brazil (B.V.I.) Limited	British Virgin Islands
BellSouth Advertising & Publishing Corporation	Georgia
BellSouth Advertising & Publishing Peru (B.V.I.) Holdings Limited	British Virgin Islands
BellSouth Advertising & Publishing Peru (B.V.I.) Limited	British Virgin Islands
BellSouth Advertising & Publishing Peru S.R.L.	Peru
BellSouth Affiliate Services Corporation	Georgia
BellSouth Argentina Holdings, LLC	Georgia
BellSouth Billing, Inc.	Georgia
BellSouth Brasil Holdings I Ltda.	Brazil
BellSouth Brazil Investments, LLC	Georgia
BellSouth Brazil, Inc.	Georgia
BellSouth BSE, Inc.	Delaware
BellSouth Business Systems, Inc.	Georgia
BellSouth Carrier Professional Services, Inc.	Delaware

BellSouth Central America (B.V.I.) Holdings Limited	British Virgin Islands
BellSouth Central America Holdings, Inc.	Delaware
BellSouth Central America Services (B.V.I.) Holdings Limited	British Virgin Islands
BellSouth Chile Holdings, Inc.	Georgia
BellSouth Chile Investments, LLC	Delaware
BellSouth Chile S.A.	Chile	BellSouth
BellSouth Chile, Inc.	Georgia
BellSouth China, Inc.	Delaware
BellSouth Colombia S.A.	Colombia	Celumóvil BellSouth
BellSouth Communication Systems, LLC	Georgia
BellSouth Comunicaciones S.A.	Chile	BellSouth
BellSouth Corporate Aviation and Travel Services, Inc.	Georgia
BellSouth Credit and Collections Management, Inc.	Georgia
BellSouth D. C., Inc.	Georgia
BellSouth Denmark Capital Finance Limited	British Virgin Islands
BellSouth Direct Marketing, Inc.	Georgia
BellSouth Ecuador Holdings (BVI) I Limited	British Virgin Islands
BellSouth Ecuador Holdings (BVI) II Limited	British Virgin Islands
BellSouth Ecuador Holdings Partnership	Ecuador
BellSouth Ecuador Holdings, Inc.	Delaware
BellSouth Enterprises, Inc.	Georgia
BellSouth Entertainment, LLC	Georgia
BellSouth Foundation, Inc.	Georgia
BellSouth Guatemala Limited	British Virgin Islands
BellSouth Guatemala y Compania, S.C.A.	Guatemala	BellSouth
BellSouth Holdings B.V.	The Netherlands
BellSouth Honduras (B.V.I.) Holdings Limited	British Virgin Islands
BellSouth Intellectual Property Corporation	Delaware
BellSouth Intellectual Property Group, Inc.	Georgia
BellSouth Intellectual Property Management Corporation	Georgia
BellSouth Intellectual Property Marketing Corporation	Georgia
BellSouth Interactive Media Services, LLC	Georgia
BellSouth International Capital Finance Limited	Cayman Islands
BellSouth International Holdings, Inc.	Delaware
BellSouth International Latin America, Inc.	Delaware
BellSouth International, Inc.	Georgia
BellSouth Internet Exchange, Inc.	Georgia
BellSouth Inversiones S.A.	Chile
BellSouth Inversora S.A.	Argentina
BellSouth Israel, Inc.	Georgia
BellSouth Latin American Holdings I, Ltd.	British Virgin Islands
BellSouth Latin American Holdings II, Ltd.	British Virgin Islands
BellSouth Latin American Holdings III, Ltd.	British Virgin Islands
BellSouth Latin American Holdings V, Inc.	Delaware

BellSouth Latin American Holdings V, Ltd.	British Virgin Islands
BellSouth Latin American Investments I, Ltd.	British Virgin Islands
BellSouth Latin American Investments II, Ltd.	British Virgin Islands
BellSouth Latin American Investments V, Ltd.	British Virgin Islands
BellSouth Latin Investments, LLC	Delaware
BellSouth Long Distance, Inc.	Delaware
BellSouth Marketing Services, Inc.	Georgia
BellSouth MNS, Inc.	Delaware
BellSouth Mobile Data, Inc.	Georgia
BellSouth Mobile Systems, Inc.	Delaware
BellSouth Mobility LLC	Georgia	Cingular Wireless Cingular Wireless— Kentucky Cingular Wireless— Tennessee
BellSouth Nicaragua (BVI) Limited	British Virgin Islands
BellSouth Nicaragua Holdings, Inc.	Delaware
BellSouth Panama Holdings, Inc.	Delaware
BellSouth Panama Limited	Cayman Islands
BellSouth Personal Communications, LLC	Delaware	Cingular Wireless
BellSouth Peru BVI Limited	British Virgin Islands
BellSouth Peru Holdings, Inc.	Delaware
BellSouth Peru S.A.	Peru	BellSouth
BellSouth Products, Inc.	Georgia
BellSouth Public Communications, Inc.	Georgia
BellSouth Resources, Inc.	Georgia
BellSouth Select, Inc.	Georgia
BellSouth Shanghai Centre, Ltd.	Georgia	BellSouth
BellSouth Southern Cone, Inc.	Georgia
BellSouth Technology Group, Inc.	Georgia
BellSouth Telecommunications, Inc.	Georgia
BellSouth Venezuela (BVI) Limited	British Virgin Islands
BellSouth Warranty Services of Florida, LLC	Georgia
BellSouth Wireless Cable, Inc.	Delaware
BellSouth.net Inc.	Delaware
Berry Network, Inc.	Georgia
Berry-Sprint Publishing, Inc.	Georgia
Billing & Management Systems S.A.	Peru
Binford Investments Ltd.	British Virgin Islands
Bloomington Cellular Telephone Company	Delaware	Cingular Wireless
BLS Cingular Holdings, LLC	Georgia
BLS Denmark Associates	Georgia
BLS Denmark, Inc.	Georgia
Bombshell Comércio e Participaçöes Ltda.	Brazil
Bombshell Holdings (B.V.I.) Ltd.	British Virgin Islands
BSC Cayman General Partnership	Cayman Islands
BSC de Panama Holdings, S.A.	Panama
BSC de Panama S.A.	Panama	BellSouth
BSCC of Houston Holdings, Inc.	Delaware
BSCC of Houston, LLC	Texas

BSE NE Ltd.	Brazil
BSE S.A.	Brazil
BSE S.I. S.A.	Brazil
BSI ACCESS U.K. Limited	United Kingdom
BSI Denmark, Inc.	Georgia
BSI Services Guatemala, LLC	Georgia
BTS Sub I, LLC	Delaware
BTS Sub II, LLC	Delaware
Campanile Assurance Line Limited	Vermont
Capco	Cayman Islands
Cayman Cellular Holding Limited	Cayman Islands
CCI Investment Holdings Ltd.	Guernsey
CCPR of the Virgin Islands, Inc.	Delaware
CCPR Paging, Inc.	Delaware
CCPR Services, Inc.	Delaware
CCPR Telecommunications, Inc.	Delaware
Cellcom (Holdings) 2001 Ltd.	Israel
Cellcom Fixed Telecommunications Services	Israel
CellCom Israel, Ltd.	Israel	Cellcom
CellCom Real Estate (2001) Ltd.	Israel
Cellular Credit Corporation	Delaware
Cellular Radio of Chattanooga	Georgia
Cellular Retail Corporation	Delaware	Cingular Wireless
Centram Communications L.P.	British Virgin Islands
Champaign Celltelco	District of Columbia
Chattanooga MSA Holdings, Inc.	Delaware
Chattanooga MSA Limited Partnership	Delaware
Chattanooga MSA Supply Limited Partnership	Delaware
Cincinnati SMSA Limited Partnership	Delaware
Cingular Interactive L.P.	Delaware
Cingular New England License Sub LLC	Delaware
Cingular Real Estate Holdings of Atlanta, LLC	Georgia
Cingular Real Estate Holdings of Georgia, LLC	Georgia
Cingular Real Estate Holdings of Kentucky, LLC	Georgia
Cingular Real Estate Holdings of Louisiana, LLC	Georgia
Cingular Real Estate Holdings of the Southeast, LLC	Georgia
Cingular Supply, L.P.	Delaware
Cingular Westel Real Estate Holdings, LLC	Georgia
Cingular Wireless Aviation Holdings, LLC	Delaware
Cingular Wireless Corporation	Delaware
Cingular Wireless Employee Services, LLC	Delaware
Cingular Wireless Finance Corp.	Delaware
Cingular Wireless LLC	Delaware
Cingular Wireless of Austin Limited Partnership	Delaware	Cingular Wireless
Cingular Wireless of Texas RSA #11 Limited Partnership	Delaware	Cingular Wireless
Cingular Wireless of Texas RSA #16 Limited Partnership	Delaware	Cingular Wireless
Cingular Wireless Roadrunner LLC	Delaware

Cingular Wireless Spectrum Sub A LLC	Delaware
Cingular Wireless Spectrum Sub B LLC	Delaware
Comoviles S.A.	Colombia
Compania de Radiocomunicaciones Moviles S.A.	Argentina	Movicom BellSouth
Compania de Telecomunicaciones Comtal Limitada	Chile
Compañia de Teléfonos del Plata S.A.	Argentina
Comtel Comunicaciones Telefonicas, S.A.	Venezuela
Comunicaciones Personales, S.A.	Guatemala
Comunicaciones Trunking S.A.	Colombia
Corporación 271191, C.A.	Venezuela
Corpus Christi SMSA Limited Partnership	Delaware	Cingular Wireless
Dallas SMSA Holdings, LLC	Delaware
Dallas SMSA Limited Partnership	Delaware	Cingular Wireless
Dallas SMSA Supply Limited Partnership	Delaware
Dansk MobilTelefon I/S	Denmark	Sonofon
Decatur RSA Limited Partnership	Delaware
Denmark Alliance, Inc.	Delaware
Det Danske Mobiletelefonkompagni	Denmark
Detroit SMSA Limited Partnership	Delaware	Cingular Wireless
Digital Installations, LLC	Georgia
Digital Media & Communications III-B Limited Partnership	Delaware
Doric Holdings Limited & Cia., Ltda.	Nicaragua
Eastern Missouri Cellular Holdings, LLC	Delaware
Eastern Missouri Cellular Limited Partnership	Delaware	Cingular Wireless
Eastern Missouri Cellular Supply Limited Partnership	Delaware
Florida Cellular Service, LLC	Georgia	Cingular Wireless
Florida RSA #2B (Indian River) Limited Partnership	Delaware	Cingular Wireless
Galveston Cellular Partnership	Texas
Galveston Cellular Telephone Company	Delaware
Georgia RSA No. 1 Limited Partnership	Delaware
Georgia RSA No. 1 Supply, LLC	Delaware
Georgia RSA No. 2 Limited Partnership	Delaware
Georgia RSA No. 2 Supply, LLC	Delaware
Georgia RSA No. 3 Limited Partnership	Delaware
Georgia RSA No. 3 Supply, LLC	Delaware
GSM Corridor LLC	Delaware
Houma-Thibodaux Cellular Partnership	District of Columbia
Houma-Thibodaux Cellular Supply, LLC	Delaware
Houston Cellular Telephone Company, L.P.	Texas
Inmuebles Aries S.A.	Peru
Intelleprop, Inc.	Delaware
Intelligent Media Ventures, LLC	Georgia	IntelliVentures
Interessentskabet af 26. november 2000	Denmark
Intertel S.A.	Chile
Iray B.V.	The Netherlands
Jacksonville MSA Limited Partnership	Delaware	Cingular Wireless

Jacksonville MSA Supply, LLC	Delaware
Kalamai Holdings & Cia., Ltda.	Nicaragua
Kalamai Holdings Limited	British Virgin Islands
Kansas City SMSA Supply Limited Partnership	Delaware	Cingular Wireless
Kansas City SMSA Holdings, LLC	Delaware
Kansas City SMSA Limited Partnership	Delaware
Kobrocom Electronica Ltda.	Colombia
L. M. Berry and Company	Georgia	The Berry Company
Lafayette MSA Limited Partnership	Delaware
Lafayette MSA Supply, LLC	Delaware
Lenox Park Holdings, L.L.C.	Georgia
Louisiana RSA No. 7 Cellular General Partnership	Delaware
Louisiana RSA No. 7 Cellular Supply, LLC	Delaware
Louisiana RSA No. 8 Limited Partnership	Delaware
Lubbock SMSA Holdings, LLC	Delaware
Lubbock SMSA Limited Partnership	Delaware	Cingular Wireless
Lubbock SMSA Supply Limited Partnership	Delaware
Madison SMSA Limited Partnership	Delaware
Madison SMSA Supply, LLC	Delaware
McAllen-Edinburg-Mission SMSA Holdings, LLC	Delaware
McAllen-Edinburg-Mission SMSA Limited Partnership	Delaware	Cingular Wireless
McAllen-Edinburg-Mission SMSA Supply Limited Partnership	Delaware
Midland-Odessa SMSA Limited Partnership	Delaware	Cingular Wireless
Midtjydsk Radiotelefon A/S	Denmark
Milwaukee SMSA Limited Partnership	Delaware
Milwaukee SMSA Supply, LLC	Delaware
Missouri 9B1 Limited Partnership	Delaware
Missouri RSA 11/12 SMSA Holdings, LLC	Delaware
Missouri RSA 11/12 Limited Partnership	Delaware	Cingular Wireless
Missouri RSA 11/12 SMSA Supply Limited Partnership	Delaware
Missouri RSA 8 Limited Partnership	Delaware
New E-mail Communications System Ltd.	Israel
Northeastern Georgia RSA Limited Partnership	Delaware
Oklahoma City SMSA Limited Partnership	Delaware	Cingular Wireless— Oklahoma City
Oklahoma City SMSA Supply, LLC	Delaware
Oklahoma RSA 3 Limited Partnership	Delaware
Oklahoma RSA 9 Limited Partnership	Delaware
Olympic Ltda.	Colombia
Omnipoint Facilities Network 2, LLC	Delaware
Orlando CGSA Holdings, Inc.	Delaware	Cingular Wireless
Orlando SMSA Limited Partnership	Delaware	Cingular Wireless
Otecel S.A.	Ecuador	BellSouth
Pacific Bell Wireless Northwest, LLC	Delaware	Cingular Wireless
Pacific Bell Wireless, LLC	Nevada	Cingular Wireless
Pacific Telesis Mobile Services LLC	Delaware

Paracomunicar S.A.	Colombia
Peachtree Insurance Company, Ltd. (Bermuda)	Bermuda
Peck Holdings Corp.	British Virgin Islands
Pine Bluff Cellular, Inc.	Delaware
Promociones 4222, C.A.	Venezuela
R.A. Celular Inversora S.A.	Argentina
RAM Broadcasting Corporation	New York
RAM Communications Group, LLC	New York
Red de Servicios Sured, T.E.L., C.A.	Venezuela
Redanil S.A.	Uruguay
Roadrunner Operating LLC	Delaware
ROU Celular Inversora S. A.	Panama
Salmon PCS LLC	Delaware
San Antonio SMSA Limited Partnership	Delaware	Cingular Wireless
San Juan Cellular Telephone Company	District of Columbia
Santabel Comércio e Participaçöes Ltda.	Brazil
Santabel Holdings (B.V.I.) Ltd.	British Virgin Islands
SBC International Puerto Rico, Inc.	Delaware
SBC Wireless—Puerto Rico, LLC	Delaware
SBC Wireless LLC	Delaware
Sistemas Time Trac, C.A.	Venezuela
SONOFON 3 G A/S	Denmark
SONOFON A/S	Denmark
SONOFON Holdings A/S	Denmark
SONOFON Partners A/S	Denmark
SONOFON Services A/S	Denmark
South Florida Television Inc.	Delaware
Southwestern Bell Mobile Systems LLC	Delaware
Southwestern Bell Wireless LLC	Delaware	Cingular Wireless & Cingular Wireless— Oklahoma
St. Joseph SMSA Limited Partnership	Delaware	Cingular Wireless
StarMedia Network, Inc.	Delaware
Stevens Graphics, Inc.	Georgia
Sunlink Corporation	Georgia
SWBW B-Band Development LLC	Delaware
Telcel, C.A.	Venezuela	Telcel BellSouth
Telecom BBS (B.V.I.) Limited	British Virgin Islands
Telecomunicaciones BBS, C.A.	Venezuela
Telefonia Celular de Nicaragua, S.A.	Nicaragua	BellSouth
Tele-Man Netherlands B.V.	The Netherlands
Texas RSA #16 Holdings, LLC	Delaware
Texas RSA #16 Supply Limited Partnership	Delaware
Texas RSA 10B1 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 10B3 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 18 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 19 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 20B1 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 20B2 Limited Partnership	Delaware
Texas RSA 6 Limited Partnership	Delaware	Cingular Wireless

Texas RSA 7B1 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 9B1 Limited Partnership	Delaware	Cingular Wireless
Texas RSA 9B4 Limited Partnership	Delaware	Cingular Wireless
Topeka SMSA Limited Partnership	Delaware
Transporte Airejety, C.A.	Venezuela
USVI Paging Inc.	Delaware
Vencorp.	Cayman Islands
Westel-Indianapolis LLC	Delaware	Cingular Wireless
Wichita SMSA Limited Partnership	Delaware
Wireless Telecommunications Investment Company, LLC	Delaware
Worcester Telephone Company	New York
Worcester Telephone Supply, LLC	Delaware
Yiwei Consulting (Shanghai) Co., Ltd.	China

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  Exhibit 21
BELLSOUTH SUBSIDIARIES As of December 31, 2002